UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2018

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

201 Mission Street, Suite 2375
San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02   Results of Operations and Financial Conditions.

On November 14, 2018, Jaguar Health, Inc. (“Jaguar” or the “Company”) issued a press release announcing third quarter 2018 results and current and planned commercial, educational and product development activities related to Mytesi (crofelemer), the Company’s first-in-class, FDA-approved anti-secretory human prescription drug.  A copy of the press release is furnished as Exhibit 99.1 to this report.

As previously announced, the Company will host a conference call on November 15, 2018 at 8:00 am ET, during which members of its senior management team will discuss these same topics.  The call will be open to all interested investors though a live audio web broadcast via the Internet at: http://pr.report/9lHaF3gL and the Company’s website under “Events and Presentations”.  The call also will be available to investors and analysts by dialing toll-free: 800-289-0438 or international: 323-794-2423.  The conference ID number is 3492327.  A replay of the webcast can also be accessed through the Company’s website.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01   Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 14, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

By:	/s/ Karen S. Wright
	Name:	Karen S. Wright
	Title:	Chief Financial Officer

Date: November 14, 2018

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